EXHIBIT 99.1

TERMINATION AGREEMENT

            This Termination Agreement (this "Termination Agreement") is entered into as of, and effective as of, February 1, 2006, by and among Fox & Hound Restaurant Group, a Delaware corporation (the "Company"), Fox Acquisition Company, a Delaware corporation ("Purchaser"), F&H Finance Corp., a Delaware corporation ("Merger Sub"), and Levine Leichtman Capital Partners III, L.P., a California limited partnership ("LLCP"), in connection with the Amended and Restated Agreement and Plan of Merger, dated as of January 17, 2006 (the "Merger Agreement"), by and among the Company, Purchaser, Merger Sub and, solely with respect to Section 8.15 of the Merger Agreement, LLCP.  Capitalized terms used herein but not defined herein shall have the meaning given them in the Merger Agreement.

            WHEREAS, the parties entered into a Merger Agreement on December 29, 2005 (the "Initial Merger Agreement");

            WHEREAS, in compliance with the terms of the Initial Merger Agreement, Purchaser and Merger Sub commenced a tender offer for all of the outstanding shares of the Company on January 6, 2006;

            WHEREAS, the parties amended, restated and superseded the Initial Merger Agreement on January 17, 2006 by entering into the Merger Agreement;

            WHEREAS, on January 26, 2006, affiliates of Newcastle Partners, L.P., a Texas limited partnership, and Steel Partners II, L.P., a Delaware limited partnership (collectively, the "Newcastle/Steel Entities"), announced a revised proposal to acquire all of the outstanding shares of the Company at a price of $16.30 per share (the "Newcastle/Steel Proposal"); and

            WHEREAS, the Company has announced that it has determined that the Newcastle/Steel Proposal is a Company Superior Offer and has entered into an escrow agreement with the Newcastle/Steel Entities pursuant to which an executed agreement and plan of merger with the Newcastle/Steel Entities has been deposited into escrow;

            NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Termination Agreement and intending to be legally bound hereby, the undersigned hereto agree as follows:

            1.         Each of the undersigned hereby agrees and consents to the termination of the Merger Agreement, effective as of the date hereof, on the terms and conditions set forth in this Termination Agreement; provided, however, that Section 7.2, Section 7.3 and Section 8.1 of the Merger Agreement shall survive the termination of the Merger Agreement.

            2.         Each of the undersigned hereby agrees that, in connection with the termination of the Merger Agreement hereunder, the Company shall pay to Levine Leichtman Capital Partners, Inc. ("LLCPI"), as the designee of Purchaser, the Company Termination Fee in immediately available funds wired to the account of LLCPI as soon as practicable but no later than Thursday, February 2, 2006.

            3.         Each of the undersigned hereby agrees that, in connection with the termination of the Merger Agreement hereunder, the Company shall pay to Levine Leichtman Capital Partners, Inc., as the designee of Purchaser, the Termination Expenses in immediately available funds wired to the account of LLCPI as soon as practicable but no later than Thursday, February 2, 2006.  LLCPI provided the Company with reasonable documentation of $2,000,000 of Termination Expenses on January 31, 2006.

            4.         Each of the undersigned acknowledges that the agreements contained in Sections 2 and 3 are an integral part of the transactions contemplated by this Termination Agreement. In the event that the Company shall fail to pay the Company Termination Fee or any Termination Expenses when due, the Company shall reimburse Purchaser for all reasonable costs and expenses actually incurred or accrued by such other party (including reasonable fees and expenses of counsel) in connection with the collection under and enforcement of Sections 2 and 3.  Notwithstanding anything to the contrary in this Termination Agreement, Purchaser's (or its designee's) right to receive payment of the Company Termination Fee and Termination Expenses pursuant to Sections 2 and 3 shall be the exclusive remedy of Purchaser, Merger Sub and LLCP for the loss suffered as a result of the failure of the Merger and the other transactions to be consummated, and upon payment of the Company Termination Fee and Termination Expenses in accordance with Sections 2 and 3, the Company shall have no further liability or obligation relating to or arising out of the Merger Agreement or the transactions contemplated thereby (except with respect to the second sentence of this Section 4 and with respect to Section 8.1 of the Merger Agreement).

            5.         This Termination Agreement shall be deemed to be made in, and in all respects shall be interpreted, construed and governed by and in accordance with the internal laws of, the State of Delaware, without regard to the conflicts of law principles thereof.

IN WITNESS WHEREOF, each of the parties hereto have caused this Termination Agreement to be signed and delivered by their respective duly authorized officers as of the date first above written.

FOX & HOUND RESTAURANT GROUP

By:_____________________________

      Name:

      Title:

FOX ACQUISITION COMPANY

By:_____________________________

      Name:

      Title:

F&H FINANCE CORP.

By:_____________________________

      Name:

      Title:

LEVINE LEICHTMAN CAPITAL PARTNERS, INC.

On behalf of LEVINE LEICHTMAN CAPITAL PARTNERS III, L.P.

By:______________________________
     Name:
     Title:

[SIGNATURE PAGE TO TERMINATION AGREEMENT]